As filed with the Securities and Exchange Commission on June 10, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________________
X4 Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
___________________________________________

Delaware	27-3181608
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

955 Massachusetts Avenue, 4th Floor Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)
X4 Pharmaceuticals, Inc. Amended and Restated 2017 Equity Incentive Plan
(Full title of the plan)
Paula Ragan, Ph.D.
President and Chief Executive Officer
X4 Pharmaceuticals, Inc.
955 Massachusetts Avenue, 4th Floor
Cambridge, Massachusetts 02139
(857) 529-8300
(Name, address and telephone number, including area code, of agent for service)
___________________________
Copy to:
Daniel I. Goldberg
Richard C. Segal
Courtney T. Thorne
Cooley LLP
55 Hudson Yards
New York, NY 10001-2157
(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

________________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	474,465 shares	$8.83	$4,189,525.95	$543.80

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that become issuable under the X4 Pharmaceuticals, Inc. Amended and Restated 2017 Equity Incentive Plan (as amended from time to time, the “2017 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the Plans are based on the average of the high and low sale prices per share of the Common Stock as reported on The Nasdaq Capital Market as of a date (June 5, 2020) within five business days prior to filing this Registration Statement.

INCORPORATION OF DOCUMENTS BY REFERENCE
This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plans is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8 (File No. 333-221622) filed with the Securities and Exchange Commission (“SEC”) on November 16, 2017 relating to the 2017 Plan and certain other of the Registrant’s employee benefit plans; (ii) the Registration Statement on Form S-8 (File No. 333-223539) filed with the SEC on March 9, 2018 relating to the 2017 Plan; (iii) the Registration Statement on Form S-8 (File No. 333-230181) filed with the SEC on March 11, 2019 relating to the 2017 Plan and certain other of the Registrant’s benefit plans; and (iv) the Registration Statement on Form S-8 (File No. 333-237164) filed with the SEC on March 13, 2020 relating to the 2017 Plan and certain other of the Registrant’s employee benefit plans, in each case except for Item 8, Exhibits, with respect to which the Exhibit Index below is incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
4.1.1	Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware on November 20, 2017		8-K (Exhibit 3.1)	11/20/2017	001-38295
4.1.2	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware on March 13, 2019		8-K (Exhibit 3.1)	03/13/2019	001-38295
4.1.3	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware on March 13, 2019		8-K (Exhibit 3.2)	03/13/2019	001-38295
4.2	Amended and Restated By-laws of the Registrant		8-K (Exhibit 3.2)	11/20/2017	001-38295
4.3	Form of Common Stock Certificate		8-K (Exhibit 4.1)	03/13/2019	001-38295
5.1	Opinion of Cooley LLP with respect to the legality of the securities being registered	X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm to X4 Pharmaceuticals, Inc.	X
23.2	Consent of Cooley LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)	X
99.1	Amended and Restated 2017 Equity Incentive Plan	X
99.2	Form of Incentive Stock Option Agreement under the Amended and Restated 2017 Equity Incentive Plan		S-1 (Exhibit 10.8)	10/20/2017	001-38295
99.3	Form of Nonstatutory Stock Option Agreement under the Amended and Restated 2017 Equity Incentive Plan		S-1 (Exhibit 10.9)	10/20/2017	001-38295
99.4	Form of Restricted Stock Agreement under the Amended and Restated 2017 Equity Incentive Plan		8-K (Exhibit 10.6)	11/27/2018	001-38295
99.5	Form of Restricted Stock Unit Agreement under the Amended and Restated 2017 Equity Incentive Plan		8-K (Exhibit 10.5)	06/19/2019	001-38295
99.6	Form of Performance-Based Restricted Stock Unit Agreement under the Amended and Restated 2017 Equity Incentive Plan	X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on June 10, 2020.
X4 PHARMACEUTICALS, INC.
By: /s/ Paula Ragan, Ph.D
Paula Ragan, Ph.D.
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of X4 Pharmaceuticals, Inc., hereby severally constitute and appoint Paula Ragan, Ph.D. and Adam S. Mostafa, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of X4 Pharmaceuticals, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paula Ragan	President, Chief Executive Officer and Director (principal executive officer)	June 10, 2020
Paula Ragan, Ph.D.

/s/ Adam S. Mostafa	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	June 10, 2020
Adam S. Mostafa

/s/ Michael S. Wyzga	Chairman of the Board of Directors	June 10, 2020
Michael S. Wyzga

/s/ William E. Aliski	Director	June 10, 2020
William E. Aliski

/s/ Gary J. Bridger	Director	June 10, 2020
Gary J. Bridger, Ph.D.

/s/ David McGirr	Director	June 10, 2020
David McGirr, M.B.A.

/s/ René Russo	Director	June 10, 2020
René Russo, Pharm.D.

/s/ Murray W. Stewart, M.D.	Director	June 10, 2020
Murray W. Stewart, M.D.